UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 30, 2017

Date of Report (Date of earliest event reported)

Commission File No. 1-34795

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in its charter)

OREGON	93-0786033
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

8005 S.W. BOECKMAN ROAD

WILSONVILLE, OR 97070-7777

(Address of principal executive offices, zip code)

(503) 685-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2017, Mentor Graphics Corporation, an Oregon corporation (the “Company”) entered into a supplemental indenture dated as of March 30, 2017 (the “Supplemental Indenture”) to the indenture dated as of April 4, 2011, among the Company and Wilmington Trust Company (the “Trustee”), pursuant to which the Company’s 4.00% Convertible Subordinated Debentures due 2031 (the “Debentures”) were issued (as supplemented, the “Indenture”).

The Supplemental Indenture was entered into in connection with the previously announced Merger (as defined below). The Supplemental Indenture amends the Indenture to, among other things, provide that, effective at the Effective Time (as defined below), the Debentures shall no longer be convertible into Company Stock (as defined below) and thereafter each $1,000 in principal amount of Debentures will be convertible, in accordance with the terms of the Indenture, into the right to receive the amount of cash that a holder of a number of shares of Company Stock equal to the conversion rate immediately prior to the consummation of the Merger would have owned or been entitled to receive upon the completion of the Merger.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is included as Exhibit 4.1 hereto and incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of Material Definitive Agreement.

In connection with the consummation of the Merger, on March 30, 2017, the Company repaid in full and terminated the Credit Agreement dated as of April 26, 2011 (as amended, the “Credit Agreement”), among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent.

The Credit Agreement provided for up to $125 million in revolving advances, maturing on January 9, 2020, and bore interest at a rate equal to a LIBOR rate for the applicable borrowing period or a base rate, plus an applicable margin of between 1.00% and 1.50% (in the case of base rate loans) and 2.00% and 2.50% (in the case of LIBOR loans), in each case based on the ratio of senior indebtedness to consolidated EBITDA. As of March 30, 2017, the aggregate outstanding principal amount of loans under the Credit Agreement was $20,000,000.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on November 14, 2016, the Company, Siemens Industry, Inc., a Delaware corporation (“Parent”), and Meadowlark Subsidiary Corporation, an Oregon corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), entered into an Agreement and Plan of Merger, dated November 12, 2016 (the “Merger Agreement”). On March 30, 2017, pursuant to the terms and conditions of the Merger Agreement, Merger Subsidiary was merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), (i) each outstanding share of common stock, without par value, of the Company (“Company Stock”), other than shares of Company Stock directly or indirectly owned by Parent, Merger Subsidiary or the Company, was cancelled and converted into the right to receive cash, without interest, in the amount of $37.25 (the “Merger Consideration”); (ii) each outstanding option to purchase shares of Company Stock was canceled and converted into the right to receive the Merger Consideration, net of the exercise price; and (iii) each other outstanding stock-based award was converted into the right to receive a cash payment equal to the product of the Merger Consideration and the number of shares of Company Stock subject to such award.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2016, which is incorporated herein by reference.

The aggregate consideration paid to equityholders of the Company by Parent in the Merger was approximately $4.34 billion, without giving effect to related transaction fees and expenses.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2017, in connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market, LLC (“NASDAQ”) of its intent to remove the shares of Company Stock from listing on NASDAQ and requested that NASDAQ suspend trading of the Company Stock and file a delisting application with the SEC to delist and deregister the shares of Company Stock. On March 30, 2017, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the shares of Company Stock. Trading of the Company Stock was suspended following the closing of trading on March 30, 2017.

The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the shares of Company Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, each share of Company Stock outstanding, other than shares of Company Stock directly or indirectly owned by Parent, Merger Subsidiary or the Company, was cancelled and converted into the right to receive the Merger Consideration.

The information disclosed under Item 1.01, 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Merger, on March 30, 2017, a change in control of the Company occurred. Upon the Effective Time, the Company became a wholly-owned subsidiary of Parent.

The information disclosed under Item 3.01, Item 3.03, and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, as of the Effective Time, each of Keith L. Barnes, Sir Peter L. Bonfield, Paul A. Mascarenas, J. Daniel McCranie, Dr. Walden C. Rhines, Dr. Cheryl L. Shavers and Jeffrey M. Stafeil ceased serving as members of the board of directors of the Company, and the directors of Merger Subsidiary immediately prior to the Effective Time, which consisted of Anthony Hemmelgarn and Bernd Haetzel, became the only directors of the Company. Immediately following the Effective Time, the board of directors of the Company was enlarged to four members, and Chuck Grindstaff and Dr. Walden C. Rhines were also appointed as directors of the Company. In connection therewith, Dr. Walden C. Rhines was also appointed to serve as Chairman of the board of directors of the Company.

In accordance with the terms of the Merger Agreement, the officers of the Company immediately prior to the Effective Time remained the officers of the Company at the Effective Time. As of immediately following the Effective Time, Gregory K. Hinckley no longer serves as President and Chief Financial Officer of the Company, and the board of directors of the Company appointed Dr. Walden C. Rhines and Bernd Haetzel to replace him as President and Chief Financial Officer, respectively.

Bernd Haetzel, 51, has been with Siemens since 1988 and is currently the Executive Vice President and Chief Financial Officer of Siemens Product Lifecycle Management Software Inc. Prior to joining Siemens PLM Software, Mr. Haetzel served as Senior Vice President and Head of Strategy at Siemens Global Energy Management Division (2014-2015) and as Chief Financial Officer of Siemens’ global Smart Grid Division (2011-2014). Mr. Haetzel has held a wide range of other positions with Siemens in Germany, the United States, Switzerland and Australia, including as the business unit Chief Financial Officer for Siemens Building Technology in Zug, Switzerland (2004-2009). Bernd Haetzel holds a Bachelor of Arts degree in Business Administration from DHBW University in Stuttgart, Germany.

As of immediately following the Effective Time, Dean M. Freed no longer serves as Secretary of the Company, although he remains Vice President and General Counsel of the Company.

The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 12, 2016.

Item 8.01	Other Events.

On March 30, 2017, in connection with the consummation of the Merger, the Company delivered a notice of redemption (the “Redemption Notice”) to the holders of the Debentures. The Redemption Notice provides for the Company’s redemption, pursuant to the terms of the Indenture, of all $253.0 million aggregate principal amount of its outstanding Debentures on May 1, 2017 (the “Redemption Date”) at a redemption price of 100.571% of the aggregate principal amount of the Debentures, plus accrued and unpaid interest to the Redemption Date. No Debentures will remain outstanding after the Redemption Date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 12, 2016 among Company, Parent and Merger Subsidiary (incorporated by reference to Exhibit 2.1 to Company’s Current Report on Form 8-K filed November 14, 2016)

4.1	Supplemental Indenture No. 1, dated as of March 30, 2017, among the Company and Wilmington Trust Company as Trustee, supplementing that certain Indenture, dated as of April 4, 2011, pursuant to which the 4.00% Convertible Subordinated Debentures due 2031 were issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date: March 30, 2017	By:	/s/ Dean Freed
Dean Freed
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 12, 2016 among Company, Parent and Merger Subsidiary (incorporated by reference to Exhibit 2.1 to Company’s Current Report on Form 8-K filed November 14, 2016)

4.1	Supplemental Indenture No. 1, dated as of March 30, 2017, among the Company and Wilmington Trust Company as Trustee, supplementing that certain Indenture, dated as of April 4, 2011, pursuant to which the 4.00% Convertible Subordinated Debentures due 2031 were issued.